Exhibit 5.1

June 4, 2012

AMC Networks Inc.,

11 Penn Plaza,

New York, NY 10001.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of (i) $700,000,000 aggregate principal amount of 7.75% Senior Notes due 2021 (the “Notes”) of AMC Networks Inc., a Delaware corporation (the “Issuer”), to be issued in exchange for the Issuer’s outstanding 7.75% Senior Notes due 2021 pursuant to the Indenture, dated as of June 30, 2011 (the “Indenture”), among the Issuer, the subsidiaries of the Issuer listed on Annex A hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), and (ii) the Guarantees (the “Guarantees”) of each of the Guarantors of the Notes, we, as your special counsel, have examined such corporate and other records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion, when the registration statement on Form S-4 relating to the Notes and the Guarantees (the “Registration Statement”) has become effective under the Act, the terms of the Notes and the Guarantees and of their issuance and exchange have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Issuer or any of the Guarantors and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuer or any of the Guarantors, the Notes have been duly executed and authenticated in accordance with the Indenture and issued and exchanged as contemplated in the Registration Statement and the Guarantees have been duly executed in accordance with the Indenture and issued and exchanged as contemplated in the Registration Statement, the Notes will constitute valid and legally binding obligations of the Issuer and the Guarantees will constitute valid and legally binding obligations of the Guarantor issuing such Guarantee, subject, in each case, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

AMC Networks Inc.	-2-

In rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Issuer and the Guarantors and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee thereunder, an assumption which we have not independently verified.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the New Notes and Guarantees of the New Notes” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/S/ SULLIVAN & CROMWELL LLP

ANNEX A

Guarantors

Guarantor	State of Incorporation or Organization

11 PENN TV, LLC	Delaware

AMC FILM HOLDINGS LLC	Delaware

AMC NETWORKS BROADCASTING & TECHNOLOGY	New York

AMC/SUNDANCE CHANNEL GLOBAL NETWORKS LLC	Delaware

AMC TELEVISION PRODUCTIONS LLC	Delaware

AMERICAN MOVIE CLASSICS COMPANY LLC	New York

AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION	Delaware

CROSSED PENS DEVELOPMENT LLC	Delaware

DIGITAL STORE LLC	Delaware

FIVE MOONS PRODUCTIONS I LLC	Delaware

IFC ENTERTAINMENT HOLDINGS LLC	Delaware

IFC ENTERTAINMENT LLC	Delaware

IFC FILMS LLC	Delaware

IFC IN THEATERS LLC	Delaware

IFC PRODUCTIONS I L.L.C.	Delaware

AMC Networks Inc.	-2-

IFC THEATRES CONCESSIONS LLC	Delaware

IFC THEATRES, LLC	Delaware

IPTV LLC	Delaware

LS VOD COMPANY LLC	Delaware

LS VOD HOLDINGS LLC	Delaware

MAKING WAVES STUDIO PRODUCTIONS LLC	Delaware

RAINBOW FILM HOLDINGS LLC	Delaware

RAINBOW MEDIA ENTERPRISES, INC.	Delaware

RAINBOW MEDIA HOLDINGS LLC	Delaware

RAINBOW NATIONAL SERVICES LLC	Delaware

RAINBOW PROGRAMMING HOLDINGS LLC	Delaware

RECTIFY PRODUCTIONS LLC	Delaware

RED MONDAY PROGRAMMING LLC	Delaware

RMH GE HOLDINGS I, INC.	Delaware

RNC HOLDING CORPORATION	Delaware

RNC II HOLDING CORPORATION	Delaware

RNS CO-ISSUER CORPORATION	Delaware

SELECTS VOD LLC	Delaware

AMC Networks Inc.	-3-

SLEUTH SECRETS PRODUCTIONS LLC	Delaware

SPORTS ON DEMAND LLC	Delaware

SUNDANCE CHANNEL ASIA LLC	Delaware

SUNDANCE CHANNEL EUROPE LLC	Delaware

SUNDANCE CHANNEL L.L.C.	Delaware

SUNDANCE FILM HOLDINGS LLC	Delaware

THE INDEPENDENT FILM CHANNEL LLC	Delaware

TWD PRODUCTIONS III LLC	Delaware

TWD PRODUCTIONS II LLC	Delaware

TWD PRODUCTIONS LLC	Delaware

WE TV ASIA LLC	Delaware

WE: WOMEN’S ENTERTAINMENT LLC	Delaware

WEDDING CENTRAL LLC	Delaware

YEAH IPTV LLC	Delaware